Exhibit 99.1

NOTICE OF FULL REDEMPTION

Isis Pharmaceuticals, Inc.

5 ½% Convertible Subordinated Notes due 2009

CUSIP 464337AC8

NOTICE IS HEREBY GIVEN TO

THE HOLDERS of the above referenced notes

Isis Pharmaceuticals, Inc. (“Isis”) is hereby notifying you that it will redeem all of its outstanding 5 ½% Convertible Subordinated Notes due 2009, CUSIP 464337 AC8 (the “Notes”) on May 10, 2007 (the “Redemption Date”), pursuant to Isis’ optional redemption under paragraph 6 of the Notes issued under an Indenture, dated as of May 1, 2002 (the “Indenture”) between Isis Pharmaceuticals, Inc., as Issuer (the “Issuer”), and Wells Fargo Bank, National Association, (as successor by consolidation with Wells Fargo Bank Minnesota, National Association) as trustee (the “Trustee”).

On the Redemption Date, the redemption price will become due and payable on Notes called for redemption and, unless the Issuer defaults in making payment of the Redemption Price, interest on Notes called for redemption shall cease to accrue on and after the Redemption Date.  If any Note contains a CUSIP or CINS number, no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in this Notice of Redemption and the holder should rely only on the other identification numbers printed on the Notes.

The redemption price for the Notes will be $1,015.71 per $1,000 principal amount outstanding, plus $1.375 in accrued but unpaid interest per $1,000 principal amount outstanding.  Please note that the Company will make its semi-annual interest payment on the Notes on May 1, 2007.

In order for a holder to receive its applicable redemption price, the holder must surrender its Notes to Wells Fargo Bank, N.A. (the “Paying Agent”) at the following address:

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank , N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9303-121	MAC N9303-121	Northstar East Building - 12th
Floor
P.O. Box 1517	6th St & Marquette Avenue	608 Second Avenue South
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402

As of the date of this letter, the Notes are convertible into 60.1504 shares of Isis’ common stock per $1,000 principal amount, resulting in a conversion price of $16.625 per share.  Your right to convert the Notes will expire on the close of business on May 9, 2007 (the “Conversion Deadline”).  If you wish to convert your Notes prior to the Conversion Deadline, you will need to satisfy the requirements of Article X of the Indenture and surrender your Notes for conversion to Wells Fargo Bank, N.A. (the “Conversion Agent”) at the address noted above.

IMPORTANT TAX INFORMATION

Under current United States federal income tax law, backup withholding, at a rate of 28%, generally may apply to the payment of gross redemption proceeds, unless (i) in the case of a non-corporate holder that is a beneficial owner of Notes and that is a United States person (as determined for U.S. federal income tax purposes), the paying agent has received a properly completed IRS Form W-9 setting forth the holder’s taxpayer identification number, or (ii) the holder otherwise establishes an exemption.  A holder that is a beneficial owner of Notes and that is not a United States person (as determined for U.S. federal income tax purposes) generally may establish an exemption from backup withholding by providing to the paying agent an IRS Form W-8BEN, upon which it certifies its foreign status.

Direct inquiries to the Trustee by telephone to 1-800-344-5128 or by Fax at 612-667-6282.

Isis Pharmaceuticals, Inc.

By:	Wells Fargo Bank, National Association, as Trustee

Dated as of April 10, 2007

IRS Circular 230 disclosure:  To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. federal tax advice contained in this communication (including any attachment) is not intended or written by us to be used, and cannot be used, (i) by any taxpayer for the purpose of avoiding tax penalties under the Internal Revenue Code or (ii) for promoting, marketing or recommending to another party any transaction or matter addressed herein.